                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               SEPTEMBER 26, 1996


                            DNAP HOLDING CORPORATION
             (Exact name of Registrant as specified in is charter)



     Delaware           0-12177       75-2632242
     (State or other    (Commission   (IRS Employer
     jurisdiction of    File Number)  Identification No.)
     incorporation)



               6701 San Pablo Avenue, Oakland, California  94608
         (Address of principal executive offices)            (Zip Code)



              Registrant's telephone number, including area code:

                                 (510) 547-2395

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On September 26, 1996, Bionova Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Sub"), merged with and into DNA Plant Technology Corporation, a Delaware corporation ("DNAP"). This merger (the "Merger") was effected pursuant to an Agreement and Plan of Merger dated as of January 26, 1996, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of May 16, 1996, and by that certain Amendment No. 2 to Agreement and Plan of Merger dated as of July 30, 1996 (as amended, the "Merger Agreement"), by and among Empresas La Moderna, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("ELM"), Bionova, S.A. de C.V., a corporation organized under the laws of the United Mexican States, the Registrant, Sub and DNAP.

     Upon consummation of the Merger, (i) DNAP became a wholly-owned subsidiary of the Registrant, (ii) each outstanding share of DNAP's common stock, par value $0.01 per share ("DNAP Common Stock"), was converted into 0.10 shares of common stock, par value $0.01 per share, of the Registrant ("DHC Common Stock"), (iii) each outstanding share of DNAP's $2.25 Convertible Exchangeable Preferred Stock, par value $0.01 per share ("DNAP Preferred Stock"), was converted into 0.68375 shares of DHC Common Stock, and (iv) each outstanding warrant or option to purchase DNAP Common Stock was assumed by the Registrant and became a corresponding option or warrant to purchase shares of DHC Common Stock (adjusted in accordance with the exchange ratio set forth above). Under the Merger Agreement, cash payments will be made to the former holders of DNAP Common Stock and DNAP Preferred Stock in lieu of issuing fractional shares of DHC Common Stock.

     The DHC Common Stock to be issued to the former holders of DNAP Common Stock and DNAP Preferred Stock represents 30% of the outstanding shares of DHC Common Stock as of September 26, 1996. The remaining outstanding shares of DHC Common Stock are owned of record by Bionova International, Inc., a Delaware corporation, which is an indirect wholly-owned subsidiary of ELM.

     On September 26, 1996, ELM and the Registrant entered into a Governance Agreement (the "Governance Agreement") which, among other things, provides for certain arrangements with respect to the composition of the Registrant's Board of Directors prior to the 1999 annual meeting of stockholders of the Registrant and restricts the ability of ELM and its affiliates to acquire or dispose of shares of DHC Common Stock prior to the third anniversary of the consummation of the Merger. In addition, under the Governance Agreement, the approval of a majority of the DNAP Independent Directors (as defined in the Governance Agreement) is required to approve (i) certain transactions between ELM and its affiliates, on the one hand, and the Registrant, on the other, and (ii) certain acquisitions of the DHC Common Stock by ELM or its affiliates. The Governance Agreement is an exhibit hereto and the description of the Governance Agreement in this paragraph is qualified in its entirety by reference to the Governance Agreement.

     On September 26, 1996, ELM and DNAP entered into a Long Term Funded Research Agreement (the "Long Term Funded Research Agreement") pursuant to which they will use their best efforts to agree on research projects to be conducted by DNAP for ELM or its affiliates. In order to fund any such research project, the Long Term Funded Research Agreement provides that DNAP will be paid $30 million over a 10-year period, with minimum funding (subject to carryforwards) of $9 million in any three-year period and at least $625,000 due each quarter until such $30 million has been paid. Unless the parties agree otherwise, intellectual property developed by DNAP in connection with a project will belong to ELM and/or its affiliates, and such entities will retain the exclusive rights to commercialization of such intellectual property in the project's intended field. Unless the parties agree otherwise, DNAP will have a perpetual, royalty-free (i) non-exclusive license to use such intellectual property for research purposes in the project's intended market and (ii) sole license to use and commercialize such intellectual property in all other fields. The Long Term Funded Research Agreement is an exhibit hereto and the description of the Long Term Funded Research Agreement in this paragraph is qualified in its entirety by reference to the Long Term Funded Research Agreement.

     Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a result of the Registrant's filing of this report, the DHC Common Stock is deemed to be registered as a class of equity securities pursuant to Section 12(g) of the Exchange Act. The shares of DHC Common Stock being issued to the former holders of DNAP Common Stock and DNAP Preferred Stock are listed for trading on the Nasdaq National Market.

     As of the date hereof, the officers and directors of the Registrant are as follows: Bernardo Jimenez (Chairman of the Board and Director), Carlos Herrera (Chief Executive Officer and Director), Robert Serenbetz (Chief Operating Officer and Director), Arthur H. Finnel (Treasurer and Chief Financial Officer), Joe A. Rudberg (Secretary), Evelyn Berezin (Director), Dr. Nam-Hai Chua (Director), Dr. Peter Davis (Director), Francisco Gonzalez (Director), Erik C. Jurgensen (Director), Dr. Gerald Laubach (Director), Douglas Luke (Director) and Alejandro Rodriguez (Director).

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) Financial Statements of Businesses Acquired.
         -------------------------------------------

     Audited consolidated financial statements and schedule of DNA Plant Technology Corporation and Subsidiaries filed as a part of this report:

          The following financial statements required by this item of Form 8-K have been previously reported (within the meaning thereof as defined in Rule 12b-2) by the Registrant in the Prospectus forming a part of the Registrant's Registration Statement on Form S-4 (No. 333-09975), and are accordingly not included herein in reliance on General Instruction B.3 to Form 8-K:

          Consolidated balance sheets at December 31, 1995 and 1994

          Consolidated statements of operations for the years ended December 31, 1995, 1994 and 1993

          Consolidated statements of cash flows for the years ended December 31, 1995, 1994 and 1993

          Consolidated statements of stockholders' equity for the years ended
               December 31, 1995, 1994 and 1993

          Notes to consolidated financial statements

          Schedule II: Valuation and qualifying account for the years ended December 31, 1995, 1994 and 1993

     Unaudited consolidated financial statements of DNA Plant Technology Corporation and Subsidiaries filed as a part of this report:

          Unaudited consolidated balance sheets at June 30, 1996 and December 31, 1995.

           Unaudited consolidated statements of operations for the three and six months ended June 30, 1996 and 1995.

          Unaudited consolidated statements of cash flows for the six months ended June 30, 1996 and 1995.

          Notes to unaudited consolidated financial statements.

               DNA PLANT TECHNOLOGY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (In thousands, except per share amounts)

                                                                                June 30,     December 31,
                                                                                  1996           1995
                                                                               -----------   -------------
                                      ASSETS                                   (Unaudited)
Current assets:
     Cash and cash equivalents                                                  $   1,328       $   1,742
     Accounts receivable, net of allowance for bad debts
        of $47 in 1996 and $106 in 1995                                             1,716           1,922
     Inventory                                                                        246             380
     Other current assets                                                             444             425
     Assets held for sale                                                              97           1,038
---------------------------------------------------------------------------------------------------------
        Total current assets                                                        3,831           5,507
---------------------------------------------------------------------------------------------------------
Fixed assets, net of accumulated depreciation of $6,703 in
     1996 and $6,612 in 1995                                                        2,225           2,345
Patents and other assets, net of accumulated amortization of $405 in 1996
     and $354 in 1995                                                                 486             503
Non-marketable equity investment                                                    1,946           1,946
Excess of purchase price over net assets acquired, net of
     amortization of $475 in 1996 and $380 in 1995                                  1,425           1,520
---------------------------------------------------------------------------------------------------------
Total assets                                                                    $   9,913       $  11,821
=========================================================================================================
=========================================================================================================
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                           $     927       $   1,384
     Accrued liabilities                                                            1,057           1,539
     Accrued compensation                                                             813             361
     Dividend payable                                                               2,329             776
     Amount payable to DuPont                                                          --             983
     Current portion of note payable                                                  214             204
---------------------------------------------------------------------------------------------------------
        Total current liabilities                                                   5,340           5,247
---------------------------------------------------------------------------------------------------------
Deferred revenue                                                                      362             584
Deferred compensation                                                                 232             232
Note payable less current portion                                                   5,598             709
---------------------------------------------------------------------------------------------------------
     Total long-term liabilities                                                    6,192           1,525
---------------------------------------------------------------------------------------------------------
Stockholders' equity:
     Preferred stock, par value $.01 per share; authorized 5,000 shares;
        $2.25 convertible preferred stock; issued and outstanding - 1,380 share
        in 1996 and 1995 (aggregate liquidation preference of $34,500)                 14              14
     Series A convertible preferred stock par value $.01 per share;
        authorized 3 shares; issued - and outstanding no shares in 1996, and
        3 shares in 1995 (aggregate liquidation preference of $16,500)                 --              --
     Series B convertible preferred stock, par value $.01 per share;
        authorized 1 share; issued and outstanding no shares in 1996 and 1995          --              --
     Series C convertible preferred stock, par value $.01 per share;
        authorized 1 share; issued and outstanding no shares in 1996 and 1995          --              --
     Common stock, par value $.01 per share; authorized 60,000 shares; issued
        45,676 shares in 1996 and 42,829 shares in 1995                               457             428
     Additional paid in capital                                                   158,945         160,405
     Accumulated deficit                                                         (161,035)       (155,798)
---------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                    (1,619)          5,049
---------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity                                 $   9,913       $  11,821
=========================================================================================================

See accompanying notes to consolidated financial statements

               DNA PLANT TECHNOLOGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                         Three Months Ended       Six Months Ended
                                              June 30                 June 30
                                        --------------------    --------------------
                                          1996        1995        1996        1995
                                        --------    --------    --------    --------
Revenues:

    Produce sales                        $ 3,206    $ 2,992     $ 6,715      $ 6,063

    Product development agreements           492        534         987          874

    Investment and royalty income            295         32         549        1,510
------------------------------------------------------------------------------------
        Total revenues                     3,993      3,558       8,251        8,447
------------------------------------------------------------------------------------
Operating expenses:

   Cost of produce sales                   3,380      4,981       6,994        8,601

   Exit carrot processing                      -          -           -          380

   Research and product development        1,160      1,455       2,504        3,090

   Selling, general and administrative     1,900      1,144       3,821        2,534
------------------------------------------------------------------------------------
       Total operating expenses            6,440      7,580      13,319       14,605
------------------------------------------------------------------------------------
Loss from operations                      (2,447)    (4,022)     (5,068)      (6,158)

Interest Expense                             128          -         218            -

Gain (Loss) on sale of assets                (15)        41          49           65
------------------------------------------------------------------------------------
Net loss                                  (2,590)    (3,981)     (5,237)      (6,093)

Preferred stock dividend                    (776)      (791)     (1,552)      (1,567)
------------------------------------------------------------------------------------
Net loss applicable to common
 stockholders                             (3,366)    (4,772)     (6,789)      (7,660)
====================================================================================
Net loss per common share                  $(.08)     $(.15)      $(.16)       $(.25)

Weighted average common shares
 outstanding                              43,586     31,520      43,264       31,203
====================================================================================

         See accompanying notes to consolidated financial statements.

               DNA PLANT TECHNOLOGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                              Six Months Ended
                                                                  June 30,
                                                            -------------------
                                                              1996       1995
                                                            --------   --------
Cash flows from operating activities:
   Net loss                                                  $(5,237)   $(6,093)

   Reconciliation of net loss to net
     cash used in operating activities:

        Depreciation and amortization                            283        230

        Provision for uncollectible accounts                     (59)      (200)

        Compensation and expenses paid in common stock           120         54

        Net (gain) loss from disposal of fixed assets            (48)       (66)

   Net changes in:

     Accounts receivable                                         265        752

     Inventory                                                   134        436

     Other current assets                                        (19)      (238)

     Other assets                                                (34)       (50)

     Accounts payable and accrued liabilities                   (475)       197

     Deferred revenue and compensation                          (222)       (18)
-----------------------------------------------------------------------------------
   Net cash used in operating activities                      (5,292)    (4,996)
-----------------------------------------------------------------------------------
Cash flows from investing activities:

   Capital expenditures                                         (19)        (95)

   Sales and maturities of temporary investments                 --       3,009

   Proceeds from sale of assets                                   8          66
-----------------------------------------------------------------------------------
      Net cash provided by (used in) investing activities       (11)      2,980
-----------------------------------------------------------------------------------
Cash flows from financing activities:

   Proceeds from sale of common and preferred stock              --       3,494

   Proceeds from issuance of note payable                     5,000          --

   Preferred stock dividends                                     --      (1,567)

   Payment of principal on notes payable                       (111)         --
-----------------------------------------------------------------------------------
      Net cash provided by financing activities               4,889       1,927
-----------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                      (414)        (89)

Cash and cash equivalents, beginning of period                1,742       1,202
-----------------------------------------------------------------------------------
Cash and cash equivalents, end of period                     $1,328     $ 1,113
-----------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

               DNA PLANT TECHNOLOGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996
                                  (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

  The consolidated financial statements included herein have been prepared by DNA Plant Technology Corporation (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1995 Annual Report on Form 10-K, as amended.

  In the opinion of the Company's management, the accompanying unaudited, consolidated financial statements contain adjustments, all of which are of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 1996 and the results of its operations for the three and six months ended June 30, 1996 and 1995 and its cash flows for the six months ended June 30, 1996 and 1995.

  Certain reclassifications have been made to prior period amounts to be consistent with the current period presentation.

  Interim results are not necessarily indicative of results for the full fiscal year.


NOTE 2 - AGREEMENT AND PLAN OF MERGER

  The Company is party to an Agreement and Plan of Merger, dated as of January 26, 1996, as amended (the "Merger Agreement"), with Empresas La Moderna, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("ELM"), Bionova, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Bionova Mexico"), Bionova U.S. Inc., a Delaware corporation ("Bionova U.S."), and Bionova Acquisition, Inc., a Delaware corporation ("Merger Sub"), pursuant to which, among other things: (i) Merger Sub will be merged with and into the Company (the "Merger"); (ii) the Company will become a wholly-owned subsidiary of Bionova U.S.; (iii) each share of common stock, par value $.01 per share ("Common Stock"), of the Company, issued and outstanding at the time of the Merger (the "Effective Time"), will be converted into and represent the right to receive 0.10 shares of Bionova U.S.'s common stock, and each share of the Company's $2.25 Convertible Exchangeable Preferred Stock, par value $0.01 per share ("Convertible Exchangeable Preferred Stock"), issued and outstanding at the Effective Time will be converted into and represent the right to receive .68375 shares of Bionova U.S.'s common stock, except for any shares of the Company's securities held in the treasury of the Company or held by any subsidiary of the Company, which will be cancelled and
(iv) each option or warrant to purchase shares of Common Stock outstanding at the Effective Time will be assumed by Bionova U.S. and will become a corresponding right to acquire shares of Bionova U.S.'s common stock (adjusted in accordance with the exchange ratio applicable to the Merger). The holders of the Company's capital stock, as a group, will own approximately 30% of the outstanding shares of Bionova U.S.'s common stock after the Merger.

  On July 30, 1996, the Merger Agreement was amended to provide, among other things, for the contribution by ELM to Bionova U.S. prior to the Merger of additional capital in the amount of $8.0 million and a revised Merger exchange ratio for the Common Stock and Convertible Exchangeable Preferred Stock. With respect to the Merger exchange ratio, the Merger Agreement had previously provided that each share of the Company's Common Stock outstanding at the Effective Time would be converted into the right to receive one share of Bionova U.S.'s Common Stock and each share of Convertible Exchangeable Preferred Stock outstanding at the Effective Time would be converted into the right to receive
6.8375 shares of Bionova U.S.'s Common Stock. The amendment did not affect the proportion of Bionova U.S.'s Common Stock to be owned by the former holders of the Company's capital stock as a group immediately following the Merger. Under the Merger Agreement, prior to and after such amendment, the outstanding capital stock of the Company will be converted in the Merger into the right to receive Bionova U.S. Common Stock representing in the aggregate 30% of the shares of Bionova U.S.'s Common Stock outstanding immediately after the Effective Time. The remaining shares of Bionova U.S.'s Common Stock will be held by an affiliate of ELM. For additional information regarding the Merger Agreement and the Merger, see the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.


NOTE 3 - INVENTORIES

  Inventories consisted of the following (in thousands):

                             June 30,     December 31,
                               1996           1995
                            -----------   ------------
                            (Unaudited)
Prepaid grower fees           $   -          $ 119
Raw materials and seed          197            192
Finished goods                   49             69
------------------------------------------------------
Total Inventory               $ 246          $ 380
======================================================


NOTE 4 - C.O.O. RESIGNATION

  The Chief Operating Officer ("COO") of the Company resigned from the Company on May 10, 1996. Pursuant to the terms of the COO's employment agreement, the Company is obligated to pay the COO $312,000 over a twelve month period commencing May 11, 1996, and ending April 30, 1997. All of this expense is reflected in the financial statements as of and for the period ended June 30, 1996.

NOTE 5 - LEGAL PROCEEDINGS

  By letters dated May 3, 1996 and July 16, 1996, the Company has been advised by a holder of the Company's Convertible Exchangeable Preferred Stock that such holder believes that the Merger will result in the occurrence of a "corporate change" with respect to the Company pursuant to Section 9 of the Certificate of Designation for the Company's Convertible Exchangeable Preferred Stock, thereby resulting in special conversion privileges. Under such holder's theory, as a result of the Merger each share of the Company's Convertible Exchangeable Preferred Stock will be converted into the right to receive approximately 4.6 shares of Bionova U.S.'s Common Stock instead of the .68375 shares of Bionova U.S.'s Common Stock as provided in the Merger Agreement. Such holder has further advised the Company that such holder has reserved any rights which it may have as a holder of the Company's Convertible Exchangeable Preferred Stock, whether or not the Merger is consummated.

  It is the Company's position that the special conversion privilege specified in Section 9 of the Certificate of Designation with respect to the Company's Convertible Exchangeable Preferred Stock will not be triggered as a result of the Merger. However, if this holder were to institute litigation with respect to such issue and were to prevail therein and if Bionova U.S. were thereupon required to issue additional shares of Bionova U.S.'s Common Stock to the former holders of the Company's Convertible Exchangeable Preferred Stock, such issuance of additional shares of Bionova U.S.'s Common Stock would substantially dilute the interest of the other holders of Bionova U.S.'s Common Stock. If such holder or another holder of the Company's Convertible Exchangeable Preferred Stock were successful in such litigation, if any, a court could require other remedies, including a cash judgment, which could materially adversely affect Bionova U.S.

  In addition, Section 1.11(e) of the Merger Agreement provides that Bionova U.S. "shall issue to Bionova Mexico or its designee, on or before the Closing Date, such number of shares of [Bionova U.S.'s] Common Stock as shall represent (when added to the shares of [Bionova U.S.'s] Common Stock outstanding as of the date of . . . [the Merger] Agreement) . . . 70% of the issued and outstanding shares thereof as of the Effective Time of the Merger." Section 2.3 of the Merger Agreement provides that "[Bionova U.S.'s] Common Stock into which [the Company's] Stock shall be converted pursuant to the Merger Agreement and the Merger shall be deemed to have been issued at the Effective Time . . ." Accordingly, if Bionova U.S. is required to issue additional shares of Bionova U.S.'s Common Stock to the former holders of the Company's Convertible Exchangeable Preferred Stock, as described above, and if such shares are deemed to have been issued at the Effective Time pursuant to Section 2.3 of the Merger Agreement, Bionova U.S. may be obligated to issue additional shares of Bionova U.S.'s Common Stock to Bionova Mexico or its designee (including ELM), for no additional consideration, pursuant to Section 1.11(e) of the Merger Agreement so that, after giving effect to the issuances to the former holders of the Company's Convertible Exchangeable Preferred Stock and to Bionova Mexico or its designee (including ELM), Bionova Mexico and its affiliates (including ELM) will own 70% of the outstanding shares of Bionova U.S.'s Common Stock. The foregoing issuances of additional shares of Bionova U.S.'s Common Stock would substantially dilute the interest in Bionova U.S. of the holders of the Company's Common Stock receiving shares of Bionova U.S.'s Common Stock in the Merger.

  By letter dated April 22, 1996, the Company was also notified that a holder of the Company's Common Stock intended to commence litigation against the Company. Such holder alleged that the Company had breached its contractual obligations to register under the Securities Act of 1933 by April 1, 1996 approximately 5.5 million shares of the Company's Common Stock obtained by such holder and certain other holders in private placement transactions with the Company. As of the date hereof, no such litigation has been commenced. The Company believes such allegation is without merit and intends to vigorously defend against any such claim which may be formally asserted in a future lawsuit.

  In addition to the foregoing, from time to time, the Company is involved in various legal actions that arise in the ordinary course of its business. Such legal actions are not expected, individually or in the aggregate, to have a material adverse effect on the Company's financial condition or results of operations.

NOTE 6 - SUBSEQUENT EVENTS

  During the third quarter of 1996, the Company received a $100,000 payment and a new note receivable in the amount of $200,000 payable to the Company from Idetek Inc. ("Idetek"), a privately held diagnostic company, on an existing note receivable. In addition, the Company has been advised by Idetek that a merger with IDEXX Laboratories, Inc. ("IDEXX") has been approved by the Board of Directors of both companies and that the 145,000 shares of Idetek stock owned by the Company will be converted into shares of IDEXX common stock. As of June 30, 1996, the Company's net recorded amount from the receivable and investment in Idetek was $100,000. The principal amount of the note and interest thereon are due within seven days after the closing of the merger, or in any event, by October 10, 1996. The Company will recognize a gain from the note receivable and investment in Idetek upon the receipt of cash and IDEXX stock.

  On July, 1, 1996 in accordance with the proposed Merger (see Note 2 to the Company's Consolidated Financial Statements), the Company issued a note payable to Bionova U.S. and received cash in the amount of $5,000,000.

  See Note 2 for information concerning amendment No. 2 to the Merger Agreement, which was executed on July 30, 1996.

     (b) Pro Forma Financial Information.
         -------------------------------

     Unaudited pro forma condensed combined financial information of DNAP Holding Corporation and Subsidiaries required by this item are not available at this time. The Registrant will file such information as soon as it is available, but in no event later than November 14, 1996.

(c)  Exhibits.
     --------

Exhibit 2.1 -     Agreement and Plan of Merger dated January 26, 1996
                  among Empresas La Moderna, S.A. de C.V., Bionova,
                  S.A. de C.V., Bionova U.S. Inc., Bionova Acquisition,
                  Inc., and DNA Plant Technology Corporation (filed as Exhibit
                  2.1 to the Registrant's Registration Statement on Form S-4
                  (No. 333-09975) and incorporated herein by reference).

Exhibit 2.2 -     Amendment No. 1 to Agreement and Plan of Merger
                  dated as of May 16, 1996 (filed as Exhibit 2.2 to the
                  Registrant's Registration Statement on Form S-4 (No.
                  333-09975) and incorporated herein by reference).

Exhibit 2.3 -     Amendment No. 2 to Agreement and Plan of Merger
                  dated as of July 30, 1996 (filed as Exhibit 2.3 to the
                  Registrant's Registration Statement on Form S-4 (No.
                  333-09975) and incorporated herein by reference).
Exhibit 23.1 -    Consent of KPMG Peat Marwick LLP.

Exhibit 99.1 -    Governance Agreement dated as of September 26, 1996
                  by and between Empresas La Moderna, S.A. de C.V.
                  and DNAP Holding Corporation (formerly known as
                  Bionova U.S. Inc.).

Exhibit 99.2 -    Long Term Funded Research Agreement dated as of
                  September 26, 1996 by and between Empresas La
                  Moderna, S.A. de C.V. and DNA Plant Technology
                  Corporation.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 11, 1996                 DNAP HOLDING CORPORATION


                                        By: /S/ Arthur H. Finnel
                                          -------------------------------------
                                            Arthur H. Finnel
                                            Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit                                              Sequentially
Number                    Exhibit                    Numbered Page
---------  -------------------------------------   ------------------
2.1 -      Agreement and Plan of Merger dated
           January 26, 1996 among Empresas La
           Moderna, S.A. de C.V., Bionova, S.A.
           de C.V., Bionova U.S. Inc., Bionova
           Acquisition, Inc., and DNA Plant
           Technology Corporation (filed as
           Exhibit 2.1 to the Registrant's
           Registration Statement on Form S-4
           (No. 333-09975) and incorporated
           herein by reference).

2.2 -      Amendment No. 1 to Agreement and
           Plan of Merger dated as of May 16,
           1996 (filed as Exhibit 2.2 to the
           Registrant's Registration Statement on
           Form S-4 (No. 333-09975) and
           incorporated herein by reference).

2.3 -      Amendment No. 2 to Agreement and
           Plan of Merger dated as of July 30,
           1996 (filed as Exhibit 2.3 to the
           Registrant's Registration Statement on
           Form S-4 (No. 333-09975) and
           incorporated herein by reference).

23.1 -     Consent of KPMG Peat Marwick LLP.

99.1 -     Governance Agreement dated as of
           September 26, 1996 by and between
           Empresas La Moderna, S.A. de C.V.
           and DNAP Holding Corporation
           (formerly known as Bionova U.S.
           Inc.).

99.2 -     Long Term Funded Research
           Agreement dated as of September 26,
           1996 by and between Empresas La
           Moderna, S.A. de C.V. and DNA Plant
           Technology Corporation